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Warburg Pincus Capital Appreciation Fund

   Common Shares

      1 year Total Return:

                ((12,467-10,000) / 10,000 = 24.67%

      5 year Annualized Total Return:

                ((21,205/10,000)'pp'1/5 -1) = 16.22%

      Annualized Total Return from inception:

                ((29,074/10,000)'pp'1/9.21644 -1) = 12.28%


   Advisor Shares

      1 year Total Return:

                ((12,415-10,000) / 10,000 = 24.15%

      5 year Annualized Total Return:

                ((20,720/10,000)'pp'1/5 -1) / = 15.69%

      Annualized Total Return from inception:

                ((21,037/10,000)'pp'1/5.58356 -1) = 14.25%



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